Exhibit 10.1

RELEASE AND SETTLEMENT AGREEMENT

THIS AGREEMENT (“Agreement”) is made for reference effective the 28th day of November, 2008.

BETWEEN:

INDIEMV MEDIA GROUP, INC. a Nevada company, and having its address for notices hereunder at 1275 Hamilton Street, Suite 302, Vancouver, BC V6B 1E2

(hereinafter referred to as “IndieMV”);

OF THE FIRST PART

AND:

SOUTH AMERICAN BUSINESS DEVELOPMENT CORPORATION, A British Columbia company and having its address for notices hereunder at 2983 West 4th Avenue, Suite 406, Vancouver, BC V6K 1R5;

(hereinafter referred to as “SAB”);

OF THE SECOND PART

AND:

RICARDO KHAYATTE AND RICARDO KHAYATTE, JR, with their address for notices hereunder at 2983 West 4th Avenue, Suite 406, Vancouver, BC V6K 1R5;

(hereinafter referred to collectively as “Ricardo”);

OF THE THIRD PART

(IndieMV, SAB and Ricardo are hereinafter singularly also referred to as a “Party” and collectively referred to as the “Parties” as the context so requires)

WHEREAS:

A.

Ricardo are the founders of IndieMV;

B.

The business for which IndieMV was formed by Ricardo has not progressed well, Ricardo has determined that it is in the best interest of IndieMV and its shareholders to go their separate ways and this Agreement is entered into as a final severance of all issues between the parties and their stake holders, including shareholders;

C.

Ricardo and SAB are the registered and beneficial owners of 13,957,176 shares of IndieMV’s common stock (the “Settlement Stock”) and have agreed to the cancellation of the Settlement Stock;

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NOW THEREFORE THIS AGREEMENT WITNESSETH THAT in consideration of the within covenants and other consideration, the receipt and sufficiency of which is hereby acknowledged, THE PARTIES HERETO MUTUALLY COVENANT AND AGREE AS FOLLOWS:

1.

IndieMV Issues.   SAB and Ricardo agree to the termination without claim of any agreement between themselves and IndieMV and the termination of any position as director, officer or otherwise with IndieMV and in particular, but not so as to restrict the generality, the immediate termination of:

(i)

Any consulting, management or employment agreements;

(ii)

Any officer or director positions; or

(iii)

Any representative capacity or agency; and

(iv)

IndieMV will keep the web property indiemv.com and all its existing software.

2.

SAB and Ricardo Issues.   IndieMV warrants to cause:

(i)

SAB and Ricardo to be released and discharged of all liabilities of any capacity they held in IndieMV and IndieMV shall file, post haste, all public notices of termination with any registry, stock exchange, regulator or other body with which filings of such matters are normal or advisable;

(ii)

IndieMV shall pay Ricardos’ legal costs of this matter, up to a maximum of $2,500.00;

(iii)

Subject to Paragraph 3, below, IndieMV shall hold SAB and Ricardo harmless and shall indemnify then for all actions, costs or damages which may be taken by any third party relating to their offices and capacities with IndieMV;

(iv)

SAB and Ricardo shall retain possession of 4 used personal computers originally purchased by IndieMV and since modified or upgraded by SAB and/or Ricardo, the serial numbers of the four computers being W87510LKX85, W87032Z6WDG,  W8730231X92,  W873ccKX86;

(v)

SAB and Ricardo shall forthwith remove from the said four computers all proprietary information of IndieMV that may be have been stored on the computers and provide all such information to IndieMV in readable electronic format; and

(vi)

SAB and Ricardo shall store all of the IndieMV business records and office material including computers and other small equipment, files, etc for up to 4 months from the date of this Agreement, without charge to IndieMV, and shall make such records available to IndieMV on reasonable notice.

4.

Cancellation of Settlement Stock.  The Settlement Stock shall be cancelled effective on the date of this Agreement. Ricardo and SAB shall deliver all documents and stock powers as necessary to effect such cancellation.

5.

Release of SAB and Ricardo.   For due and valuable consideration, the receipt of which is acknowledged, IndieMV, for and on behalf of itself, its directors, officers and shareholders, hereby remise, release, hold harmless, indemnify and forever discharge SAB and Ricardo and any and all directors, officers, affiliates, agents, attorneys, family and any other associates related to their involvement with IndieMV of and from all manner of action, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, conflicts, claims, investigations, consequences of the foregoing, damages and demands, whether known or unknown, suspected or unsuspected, whether at law or in equity, with the exception of fraud, which against them IndieMV and its parties ever had, now has, or which any such person has or may have and which

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hereafter can, shall or may arise by reason of any cause, matter or thing whatsoever existing up to the date of this Agreement or which may arise hereafter from any matter whose cause materially or substantially arises from a fact or claim or circumstance existing on or prior to the date of this Agreement.

6.

Release of IndieMV.   For due and valuable consideration, the receipt of which is acknowledged, SAB and Ricardo hereby remise, release, hold harmless, indemnify and forever discharge IndieMV and any and all directors, officers, shareholders, affiliates, agents, attorneys, family and any other associates related to its involvement with IndieMV of and from all manner of action, causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, claims, investigations, consequences of the foregoing, damages and demands, whether known or unknown, suspected or unsuspected, whether at law or in equity, with the exception of fraud, which against it SAB and Ricardo ever had, now has, or which any such person has or may have and which hereafter can, shall or may arise by reason of any cause, matter or thing whatsoever existing up to the date of this Agreement or which may arise hereafter from any matter whose cause materially or substantially arises from a fact or claim or circumstance existing on or prior to the date of this Agreement.

7.

Release a complete bar.   In the event that any Party should hereafter make any claim or demand or commence or threaten to commence any action, claim or proceeding against another Party regarding any matter released by this Agreement, this Agreement shall be a complete bar to any such claim, demand or action and each Party hereby absolutely agrees to and attorns to proceedings to cause any action to be continued to British Columbia, if commenced outside of British Columbia, agrees to and attorns to proceedings and a finding of summary dismissal in the jurisdiction of British Columbia, agrees and attorns to liability for costs at the maximum permitted by the court and, where permitted by the rules or practice of the court, agrees and attorns to summary proceedings for special and punitive damages for breach of this Agreement in the amount that such court considers fit.

8.

Denial of Liability.  The Parties understand and agree that this Agreement is not an express or implied admission of any negligence, misconduct, responsibility or liability on the part of any of the Parties and that the Parties expressly and specifically deny any claims which may or could have been made but, rather, this Agreement is effected in order to compromise any doubtful and disputed claims.

9.

Warranties of the Parties.  The Parties hereby warrant to each other that:

(a)

They will effect best efforts and good faith to fully and faithfully discharge their obligations hereof.

(b)

No interest hereby conveyed has been assigned, pledged, or otherwise in any manner, sold, transferred, or conveyed.

10.

Entire Agreement.   This Agreement constitutes the entire agreement to date in respect to the subject matter between the Parties hereto and supersedes every previous agreement, expectation, negotiation, representation or understanding, whether oral or written, express or implied, statutory or otherwise, between the Parties with respect to the subject matter of this Agreement.

11.

Enurement.   This Agreement shall enure to the benefit of and be binding upon the Parties and shall enure to the benefit of and will be binding upon their respective heirs, executors, administrators and assigns.

{WLMLAW W0015619.DOC}

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12.

Applicable Law.   The situs of this Agreement is Vancouver, British Columbia, and for all purposes this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of British Columbia and, as between any of the Parties, shall solely be adjudicated in British Columbia unless the affected Parties agree otherwise in writing..

13.

Severability and Construction.   Each section, paragraph, term and provision of this Agreement, and any portion thereof, shall be considered severable, and if, for any reason, any portion of this Agreement is determined to be invalid, contrary to or in conflict with any applicable present or future law, rule or regulation in a final unappealable ruling issued by any Court, agency or tribunal with valid jurisdiction in a proceeding to which any Party hereto is a party, that ruling shall not impair the operation of, or have any other effect upon, such other portions of this Agreement as may remain otherwise intelligible (all of which shall remain binding on the Parties and continue to be given full force and effect as of the date upon which the ruling becomes final).  This Agreement may be executed in counterpart and may be delivered by facsimile and such shall be treated as an original and enforceable agreement.

14.

Notices.   All notices pursuant to this Agreement shall be delivered to the Parties at the addresses first herein set forth.   Any service of process for any purpose hereunder shall be deemed delivered on a Party and properly served on the third business day after delivery of process dropped at the aforesaid addresses.   A Party hereto may change its address for notice and service at any time by delivering notice of such change.

15.

Legal Representation.  The parties acknowledge and agree that Devlin Jensen acts solely for SAB and Ricardo and that the other Parties has been counseled to seek their own advice and have done so or have had every opportunity to do so and have determined such matter entirely on their own without the knowledge or influence of Devlin Jensen.

16.

Execution.   This agreement may be signed in counterparts and by facsimile and such counterparts and facsimiles shall be enforceable as if original and collated agreements.

IN WITNESS WHEREOF the Parties hereto have duly executed this Agreement effective on the date first above written.

INDIEMV MEDIA GROUP, INC.

SOUTH AMERICAN BUSINESS DEVELOPMENT CORPORATION

/s/ Andrew Hamilton

/s/ Ricardo Khayatte

Per: Authorized Signatory

Per: Authorized Signatory

RICARDO KHAYATTE

RICARDO KHAYATTE, JR

/s/ Ricardo Khayatte

/s/ Ricardo Khayatte, Jr.

Signature

Signature